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                                                                  Exhibit 10(ii)

                         FEDERAL REALTY INVESTMENT TRUST
                COMBINED INCENTIVE AND NON-QUALIFIED STOCK OPTION
                            AGREEMENT FOR EMPLOYEES

         AGREEMENT ("Agreement") dated this 28th day of February, 2002, by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust ("Trust"), and LARRY E. FINGER, an employee of the Trust ("Optionee").

         WHEREAS, the Trust desires to have Optionee continue in its employ and to provide Optionee with an incentive by sharing in the success of the Trust;

         WHEREAS, in order to provide such an incentive to its key employees, the Trust has adopted the Amended and Restated Federal Realty Investment Trust 1993 Long-Term Incentive Plan ("Amended Plan");

         WHEREAS, the Trust desires to grant, as set forth herein, to Optionee under the Amended Plan (1) options that qualify as "Incentive Stock Options" within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended ("Code"), and/or (2) options not intended to qualify as Incentive Stock Options ("Non-Qualified Stock Options"); and

         WHEREAS, unless otherwise provided herein, capitalized terms used in this Agreement shall have the meaning given them in the Amended Plan;

         NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained and intending to be legally bound, the parties hereto agree as follows:

         1. Number of Shares and Price. The Trust hereby grants to the Optionee an option ("Option") to purchase the number of Shares set forth on the last page of this Agreement. The exercise price per Share of the Option shall be as is set forth on the last page of this Agreement, such price being the Fair Market Value per Share on the Date of Grant of the Option. The portion of the Option indicated on the last page of this Agreement as an Incentive Stock Option is intended to be an Incentive Stock Option; provided, however, that to the extent, but only to the extent, that the provisions of this Agreement or the nature of any actions taken by the Optionee are inconsistent with the treatment of such portion of the Option as an Incentive Stock Option, such portion of the Option shall be deemed a Non-Qualified Stock Option. The other portion of the Option indicated on the last page of this Agreement is a Non-Qualified Stock Option.

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         2. Term and Exercise. The Option shall expire ten (10) years from the date hereof, subject to earlier termination as set forth in Section 4. Subject to the provisions of Sections 3 and 4, the Option shall become exercisable in installments as set forth on the last page of this Agreement. Notwithstanding the foregoing, the Option shall not be exercisable in whole, or in part, prior to six months from the Date of Grant, except as provided in Section 3.

         3. Change in Control. In the event of a Change in Control, the Option, to the extent it is outstanding and unexercised on the date of such Change in Control, shall become immediately and fully exercisable. The provisions of this
Section 3 shall not be applicable to the Option if such Change in Control results from the Optionee's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Shares or Trust Voting Securities.

         4. Exercise of Option Upon Termination of Employment.

            (a)  Exercise of Vested Option Upon Termination of Employment.

                 (i) Termination of Employment. Upon the Optionee's Termination of Employment other than by reason of death, Disability, retirement on or after the Optionee's Normal Retirement Date or following a Change in Control, the Optionee may, within one year from the date of such Termination of Employment, exercise all or any part of the Option to the extent it was exercisable at the date of Termination of Employment; provided, however, if such Termination of Employment is for Cause, the right of the Optionee to exercise the Option shall terminate at the date of Termination of Employment. In no event may the Option be exercised later than the expiration date described in Section 2.

                 (ii) Disability or Retirement. Upon the Optionee's Disability Date or Termination of Employment by reason of retirement on or after the Optionee's Normal Retirement Date, the Optionee may, within two years after such Disability Date or Termination of Employment, as the case may be, exercise all or a part of the Option to the extent that it was exercisable upon such Disability Date or Termination of Employment. In no event, however, may the Option be exercised later than the expiration date described in Section 2.

                 (iii) Death. In the event of the death of the Optionee while employed by the Trust or within the additional period of time from the date of the Optionee's Disability Date or Termination of Employment by reason of retirement and prior to the expiration of the Option as provided in Section 4(a)(ii), to the extent all or any part of the Option was exercisable as of (a) the date of death while employed by the

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Trust or (b) the Disability Date or the date of Termination of Employment by reason of retirement and did not expire during the applicable additional period provided in Section 4(a)(ii) and prior to the Optionee's death, the right of the Optionee's Beneficiary to exercise the Option shall expire upon the expiration of two years from the date of the Optionee's death (but in no event more than two years from the Optionee's Disability Date or the date of the Optionee's Termination of Employment by reason of retirement, as the case may be) or, if earlier, on the date of expiration of the Option determined pursuant to Section
2. In all other cases of death following the Optionee's Termination of Employment, the Optionee's Beneficiary may exercise the Option within the remaining time, if any, provided in Section 4(a)(i).

                 (iv) Change in Control. Upon the Optionee's Termination of Employment following a Change in Control, each Option shall remain exercisable for a period ending on the date which is the earlier of (A) the first anniversary of the termination of the Optionee's employment or (B) the expiration date described in Section 2.

            (b) Exercise of Unvested Option Upon Termination of Employment. Subject to Section 3, to the extent all or any part of the Option was not exercisable as of the date of Termination of Employment, the unexercisable portion of the Option shall expire at the date of such Termination of Employment.

         5. Exercise Procedures.

            (a) Method of Exercise. The Option shall be exercisable by written notice to the Trust, which must be received by the Secretary of the Trust not later than 5:00 P.M. local time at the principal executive office of the Trust on the expiration date of the Option. Such written notice shall set forth (a) the number of Shares being purchased and whether those Shares are issuable as a result of the exercise of the Incentive Stock Option portion of the Option or the Non-Qualified Stock Option portion of the Option, (b) the total exercise price for the Shares being purchased, (c) the exact name as it should appear on the stock certificate(s) to be issued for the Shares being purchased, and (d) the address to which the stock certificate(s) should be sent.

            (b) Payment of Exercise Price. The exercise price of Shares purchased upon exercise of the Option shall be paid in full (a) in cash, (b) by delivery to the Trust of Shares (which may include Shares issued in connection with the exercise of the Option or, with respect to the exercise of the portion of the Option that is a Non-Qualified Stock Option, Restricted Shares, in each case subject to such rules as the Committee deems

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appropriate), (c) in any combination of cash and Shares, or (d) by delivery of such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee's broker or dealer against receipt of the exercise price in cash from the broker or dealer).

            In the event that any Shares shall be transferred to the Trust to satisfy all or any part of the exercise price, the part of the exercise price deemed to have been satisfied by such transfer of Shares shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of Shares transferred to the Trust. The Optionee may not transfer to the Trust in satisfaction of the exercise price any fraction of a Share, and any portion of the exercise price that would represent less than a full Share must be paid in cash by the Optionee. If payment in full or part is to be made in the form of Restricted Shares, an equivalent number of Shares issued on exercise of the Option shall be subject to the same restrictions and conditions for the remainder of the Award Period applicable to the Restricted Shares surrendered therefor.

            (c) Delivery of Certificate. Subject to Section 9 hereof, certificates for the purchased Shares will be issued and delivered to the Optionee as soon as practicable after the receipt of payment of the exercise price in accordance with Section 5(b) above; provided, however, that delivery of any such Shares shall be deemed effected for all purposes when a stock transfer agent of the Trust shall have deposited such certificates in the United States mail, addressed to Optionee, at the address set forth on the last page of this Agreement or to such other address as Optionee may from time to time designate in a written notice to the Trust. The Optionee shall not be deemed for any purpose to be a shareholder of the Trust in respect of any Shares as to which the Option shall not have been exercised, as herein provided, until such Shares have been issued to Optionee by the Trust hereunder.

            (d) Alternative Method of Exercise. If the Fair Market Value of the Shares with respect to which the Option is being exercised exceeds the exercise price of such Option, the Optionee may, instead of exercising an Option as provided in Sections 5(a) and 5(b) above, make a request to the Secretary of the Trust at least ninety (90) days in advance of the expiration of such Option that, at the Committee's next regularly scheduled meeting, or in the event that such Options would expire before such meeting, at a special meeting of the Committee, the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the exercise price of the Option, such difference to be

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determined as of the date prior to the date the Trust receives the request from the Optionee. To the extent the Committee in its sole discretion grants such a request from the Optionee with respect to part or all of the Shares as to which the Option is then exercisable, the Committee shall direct the Trust to make payment to the Optionee either in cash or in Shares or in any combination thereof; provided, however, that payment in Shares shall be made based upon the Fair Market Value of Shares as of the date the Trust received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants such a request.

         6. Plan Provisions Control Option Terms; Modifications. The Option is granted pursuant and subject to the terms and conditions of the Amended Plan, the provisions of which are incorporated herein by reference. In the event any provision of this Agreement shall conflict with any of the terms in the Amended Plan as constituted on the Date of Grant, the terms of the Amended Plan as constituted on the Date of Grant shall control. The Option shall not be modified after the Date of Grant except by express written agreement between the Trust and the Optionee; provided, however, that any such modification (a) shall not be inconsistent with the terms of the Amended Plan, and (b) shall be approved by the Committee. No modifications may be made to the Option while the Optionee is subject to Section 16(b) of the Exchange Act except in compliance with Exchange Act Rule 16b-3.

         7. Limitations on Transfer. The Option may not be assigned or transferred other than by will or the laws of descent and distribution or, if the Committee determines in its sole discretion, pursuant to a domestic relations order (within the meaning of Exchange Act Rule 16a-12). During the lifetime of the Optionee, except as the preceding sentence provides, only the Optionee personally may exercise rights under this Agreement. The Optionee's Beneficiary may exercise the Optionee's rights hereunder only to the extent they were exercisable under this Agreement at the date of the death of the Optionee and are otherwise currently exercisable.

         8. Taxes. The Trust shall be entitled to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Trust with respect to any Shares issuable under this Agreement, or upon a disqualifying disposition of Shares received pursuant to the exercise of the portion of the Option that is an Incentive Stock Option, and the Trust may defer issuance of Shares upon the exercise of the Option unless the Trust is indemnified to its satisfaction against any liability for any such tax. The amount of such withholding

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or tax payment shall be determined by the Committee or its delegate and shall be payable by the Optionee at such time as the Committee determines. The Optionee may satisfy his or her tax withholding obligation by the payment of cash to the Trust and/or by the withholding from the Option, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections to have Shares withheld upon exercise of the Option to meet such withholding obligations.

         9. No Exercise in Violation of Law. Notwithstanding any of the provisions of this Agreement, the Optionee hereby agrees that he or she will not exercise the Option granted hereby, and that the Trust will not be obligated to issue any Shares to the Optionee hereunder, if the exercise thereof or the issuance of such Shares shall constitute a violation by the Optionee or the Trust of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       FEDERAL REALTY INVESTMENT TRUST


                                       By: _____________________________________
                                       Name:
                                       Title: Chairman, Compensation Committee


WITNESS:                               OPTIONEE

________________________________       _________________________________________
                                       Larry E. Finger

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